Exhibit 99.1

Eclipse Resources Corporation Provides Second Quarter 2016 Operational Update and Schedules Second Quarter 2016 Financial and Operational Results Conference Call

STATE COLLEGE, PA- July 18, 2016- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) today provided an operational update for the second quarter June 30, 2016 and announced its second quarter financial and operational results conference call information.

Highlights from the second quarter include:

•	Net production averaged 236.1 MMcfe per day, which was 18% above our previously issued guidance, a 19% increase over the second quarter of 2015 and a 17% increase versus the first quarter of 2016
•	For the full year 2016, the Company is raising its production guidance by approximately 7% to 220 to 225 MMcfe per day
•	Realized natural gas price, before the impact of derivatives and excluding transportation costs, averaged $1.56 per Mcf, a $0.60 per Mcf differential to the average NYMEX settled price
•	Realized oil price, before the impact of derivatives averaged $36.74 per barrel, a $9.47 per barrel differential to the average WTI oil price
•	Realized natural gas liquids price, before the impact of derivatives and including transportation costs, averaged $13.60 per barrel, or 29% to the average WTI oil price
•	On July 5, 2016, the Company completed an underwritten public offering of 37,500,000 shares of its common stock at a price to the public of $3.50 per share.
•	The Company received approximately $123 million of net proceeds from the offering that will be used to fund the Company’s capital expenditure plan through 2017 and for general corporate purposes
•	The Company’s Pro Forma liquidity with affect for the offering as of June 30, 2016 was approximately $334 million with a cash balance of $237 million
•	The Company currently has approximately 85% of its expected 2017 natural gas production hedged at average floor price $2.84/MMbtu
•	The Company currently has approximately 75% of its expected 2017 oil production hedged at average floor price $46.00/MMbtu

Second Quarter Production and Realized Prices

Eclipse Resources’ net daily production for the second quarter of 2016 averaged approximately 236.1 MMcfe per day.  For the second quarter of 2016, Eclipse Resources’ net daily production mix was comprised of approximately 71% natural gas, 19% natural gas liquids, and 10% oil.

Production Schedule

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Production:
Natural gas (MMcf)	15,298.5	10,385.9	28,985.8	20,251.2
NGL sales (MBbls)	685.9	682.7	1,199.6	1,077.2
Oil sales (MBbls)	345.2	599.1	600.5	953.6
Total (MMcfe)	21,485.1	18,076.5	39,786.4	32,436.0

Average daily production volume:
Natural gas (Mcf/d)	168,115	114,131	159,263	111,885
NGL sales (Bbls/d)	7,537	7,502	6,591	5,951
Oil sales (Bbls/d)	3,793	6,584	3,299	5,269
Total (Mcfe/d)	236,100	198,643	218,607	179,204

Average Realized Prices

Eclipse Resources’ realized prices before the impact of derivatives and excluding firm transportation for the second quarter of 2016 were $1.56 per Mcf of natural gas, $36.74 per barrel of oil and $13.60 per barrel of NGL, resulting in a total equivalent price of $2.14 per Mcfe.

Linked from QTR/YTD Price tabs	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Average Sales Price (excluding cash settled derivatives)
Natural gas ($/Mcf)	$1.56	$2.71	$1.79	$2.70
NGLs ($/Bbl)	13.60	14.01	13.22	15.90
Oil ($/Bbl)	36.74	45.48	30.99	41.83
Total average prices ($/Mcfe)	2.14	3.59	2.17	3.44

Average Sales Price (including cash settled derivatives)
Natural gas ($/Mcf)	$2.31	$3.46	$2.60	$3.37
NGLs ($/Bbl)	13.43	14.01	13.43	15.90
Oil ($/Bbl)	41.38	46.64	43.52	42.56
Total average prices ($/Mcfe)	2.74	4.06	2.96	3.89

Average Sales Price (including firm transportation)
Natural gas ($/Mcf)	$1.12	$2.30	$1.35	$2.44
NGLs ($/Bbl)	13.60	14.01	13.22	15.90
Oil ($/Bbl)	36.74	45.48	30.99	41.83
Total average prices ($/Mcfe)	1.82	3.35	1.85	3.28

Average Sales Price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$1.86	$3.05	$2.16	$3.12
NGLs ($/Bbl)	13.43	14.01	13.43	15.90
Oil ($/Bbl)	41.38	46.64	43.52	42.56
Total average prices ($/Mcfe)	2.42	3.82	2.63	3.73

Net production and realized pricing were affected by revisions of prior estimates relating to one of our non-operated partners during the 2nd quarter.  This revision of a prior estimates increased total net production by approximately 24 MMcfe/d and 12 MMcfe/d for the three months and six months ended June 30, 2016, respectively.  In addition, the revision of a prior estimate reduced total realized prices by approximately $0.19/Mcfe and $0.10/Mcfe for the three months and six months ended June 30, 2016, respectively.

Operational Update

Since resuming operations in the 2nd quarter, the Company has drilled 2 gross (2.0 net) operated Utica Shale wells and is currently drilling its third well in the dry gas portion of its Utica Shale acreage.  In addition, the Company has completed 4 gross (3.9 net) wells averaging 10 stages per day in the liquids rich portion of its Utica Shale Acreage utilizing all slick water, 150’ stages and higher sand concentrations of 1,800 to 2,000 pounds/foot.  The Company expects to put the pad into sales in the next 30 days.  Further, the Company is approximately 50% done fracking its five well Wheeler pad and have been completing 8-11 stages a day while using higher sand concentrations of 2,000 pounds/foot.

Commenting on the second quarter, Benjamin W. Hulburt, Eclipses Resources’ Chairman, President and CEO said, “I continue to be impressed with our team’s strong execution, especially as we continue to extend the lateral length on our wells in the higher pressure, deeper and more technically challenging portion of our acreage position in the Utica dry gas area.   Additionally, The Purple Hayes well continues to produce at its managed choke target rates with flat production, shallower pressure declines, and no change in the condensate yield to date. The Company believes this to be indicative of better than anticipated performance and remains optimistic with the results to date, although no assurances can be given as to the long-term performance of the well at this juncture.”

Conference Call

A conference call to review the Company’s financial and operational results is scheduled for Wednesday, August 3, 2016 at 9:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Eclipse Resources Second Quarter 2016 Earnings Call.  A replay of the call will be available through October 3, 2016.  To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13641098.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.eclipseresources.com.  The webcast will be archived for replay on the Company’s website for six months.

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 4, 2016 (the “2015 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to; legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2015 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue.

Contact:

Eclipse Resources Corporation

Douglas Kris

Manager, Investor Relations

814-325-2059

dkris@eclipseresources.com